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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-05991 and 333-05989) pertaining to the 1996 Non-Employee Directors' Stock Purchase Plan and the 1996 Employee Incentive Stock Option Plan, respectively, of McM Corporation of our report dated February 26, 1999, with respect to the consolidated financial statements and the financial statement and schedules included in this Annual Report (Form 10-K) of McM Corporation and subsidiaries.

ERNST & YOUNG LLP
Raleigh, North Carolina
March 29, 1999


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